September 22, 1997


Securities Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C. 20519


Gentlemen:

We were previously independent public accountants for RT Industries, Inc. On September 12, 1997 our appointment as auditors for the company was terminated. We have read and agree with the contents in Item 4(a)(1) of Form 8-K of RT Industries, Inc., insofar as they relate to our firm, except our report was not qualified with respect to uncertainty, rather it contained an explanatory paragraph related to the Company's ability to continue as a going concern.



                                                            /s/ BDO Seidman, LLP

                                                                BDO Seidman, LLP